UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2020

FLUSHING FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

001-33013

(Commission File Number)

Delaware

(State or Other Jurisdiction of Incorporation)

11-3209278

(I.R.S. Employer Identification No.)

220 RXR Plaza, Uniondale, NY 11556

(Address of principal executive offices)

(718) 961-5400

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 30, 2020, Flushing Financial Corporation (the “Company”) completed its previously-announced merger with Empire Bancorp, Inc. (“Empire”) pursuant to the terms of that certain Agreement and Plan of Merger (the “Merger Agreement”) dated as of October 24, 2019 by and among the Company, Empire and a wholly-owned subsidiary of the Company.

Pursuant to the Merger Agreement, Douglas C. Manditch, Empire’s former Chairman of the Board of Directors, President and Chief Executive Officer, was appointed, effective November 1, 2020, to serve as a Class C director of the Board of Directors of the Company (the “Board”) with a term expiring at the Company's Annual Meeting of Stockholders in 2022. Mr. Manditch has been appointed to serve on the Investment, Loan and Risk and Compliance Committees of the Board.

Mr. Manditch is 73 years old and served as the Chairman of the Board and Chief Executive Officer of Empire Bancorp and Empire National Bank since their respective inceptions. Previously, he served as President and Chief Executive Officer and a director of Long Island Commercial Bank and its holding company, Long Island Financial Corp., from its formation in 1987 until its sale in December 2005. Shortly thereafter he founded Empire. He has also held senior management positions with National Bank of New York City, North Fork Bank and First National Bank of Long Island. He began his banking career in 1965 at Security National Bank.

In addition to his banking activities, Mr. Manditch serves on the Board of The Clark Gillies Foundation; the YMCA of Long Island; Island Harvest; and the Richard J. O’Brien Foundation. He previously served as Chairman of the Advancement for Commerce, Industry and Technology (ACIT), the New York Bankers Association, Long Island Division, and the New York Division of the American Bankers Association. Additionally, Mr. Manditch has served on the Board of the Monsignor Thomas Hartman Foundation for Parkinson’s Research, Inc.; Vice Chairman of the Honorary Board of the Suffolk County Coalition Against Domestic Violence; an Honorary Member of The Friends of Sagamore Hill; the Theodore Roosevelt Council of the Boy Scouts of America; Vice Chairman of the Board of Trustees of St. Charles Hospital in Port Jefferson; and Trustee of the Long Island Museum of American Art, History & Carriages in Stony Brook.

Pursuant to the Merger Agreement, Mr. Manditch’s consulting agreement with Flushing Bank (the “Consulting Agreement”), originally entered into on October 24, 2019, became effective. Pursuant to the Consulting Agreement, Mr. Manditch will provide consulting services to Flushing Bank for a term of three years, subject to extension on terms mutually acceptable to Mr. Manditch and Flushing Bank (subject to earlier termination as provided therein). The Consulting Agreement provides for the payment of consulting fees to Mr. Manditch in the amount of $16,666.66 per month and certain customary other terms. In addition, the Consulting Agreement contains non-competition and non-solicitation provisions during the term of the Consulting Agreement and for a one-year period after the termination thereof, as well as confidentiality provisions.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, which is incorporated herein by reference from Exhibit 10.2 of the Company’s Current Report on Form 8-K dated October 24, 2019.

Item 9.01. Financial Statements and Exhibits.

Exhibit 99.1. Press release of Flushing Financial Corporation dated November 5, 2020. “Flushing Financial Corporation Appoints Douglas C. Manditch, former Chairman and Chief Executive Officer of Empire Bancorp, Inc. to Board of Directors”

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

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FLUSHING FINANCIAL CORPORATION

Date: November 6, 2020	By:	/s/ SUSAN K. CULLEN
Susan K. Cullen
Senior Executive Vice President and Chief Financial Officer